UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 23, 2018

OneLife Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-198068	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Newport Dr.

Rolling Meadows, IL 60008

(Address of principal executive offices)

708-469-7378

(Registrant's telephone number, including area code)

_________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 23, 2018, OneLife Technologies Corp. (the “Company”) acquired certain intellectual property rights from Yinuo Technologies LTD (“Seller”) related to the wearable products, designs, work and developed intellectual property involving a wearable watch/tricorder and related intangible assets (the “Assets”) of Seller’s business. The Assets are described in more detail in the Exhibit to the Asset Purchase Agreement attached hereto as Exhibit 10.1. The Company issued Seller 26,500,000 shares (the “Shares”) of the common stock, $0.00001 par value per share, of the Company in exchange for the Assets. The Assets were assigned free of all claims and liabilities.

Prior to the acquisition of the Assets, other than the discussions and negotiations related to the acquisition of Assets, the Company and Seller have entered into a separate  Intellectual Property Sharing Agreement and a Stock Purchase Agreement, based on four (4) years of working together to develop the technologies, business strategy and target markets.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement, by and between Yinuo Technologies LTD and OneLife Technologies Corp., dated August 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OneLife Technologies Corp.

Dated: August 28, 2018/s/ Robert Wagner

By: Robert Wagner

Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Asset Purchase Agreement, by and between Yinuo Technologies LTD and OneLife Technologies Corp., dated August 23, 2018.